Exhibit 99.1

 America Service Group Announces Fourth Quarter and Year-End Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 23, 2004--America Service Group Inc. (NASDAQ:ASGR):

    Fourth Quarter and Year-End Highlights:

    -- Net income of $5.6 million for the quarter and $11.9 million for the year

    -- Adjusted EBITDA of $7.5 million for the quarter and $23.4 million for the year

    -- Net cash flow provided by operating activities of $22.4 million for the year

    -- Total debt outstanding reduced by $20.6 million for the quarter and $42.4 million for the year

    -- Total stockholders' equity increased by $24.7 million for the year

    -- Successful start-up of Alabama Department of Corrections contract

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2003.
    "Our remarkable success this year should be attributed to the dedicated clinical care by our personnel and the informed commitment of our clients," commented Michael Catalano, chairman, president and chief executive officer of America Service Group Inc. "We share the common goal of providing quality medical care to patients entrusted to the custody of our clients, bearing in mind the best value for taxpayers in providing this public health service. Clients can rely upon our Company to move quickly and effectively to implement advanced systems for medical care. We believe the recent start-up of the State of Alabama contract, only ten days after contract signing, has already resulted in significant improvements in the level of care."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our 2002 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated income statement separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses.

    Fourth Quarter and Year Ended December 31, 2003

    Healthcare revenues for the fourth quarter of 2003 were $157.6 million, an increase of 34.4% over the prior year quarter. For the year ended December 31, 2003, healthcare revenues were $549.3 million, an increase of 26.6% over the prior year. Total Revenues for the fourth quarter of 2003 were $159.5 million, an increase of 12.1% over the prior year quarter. For the year ended December 31, 2003, Total Revenues were $580.2 million, an increase of 3.6% over the prior year.
    Healthcare expenses for the fourth quarter of 2003 were $144.6 million, or 91.7% of healthcare revenues, as compared with $110.6 million, or 94.3% of healthcare revenues, in the prior year quarter. For the year ended December 31, 2003, healthcare expenses were $510.5 million, or 93.0% of healthcare revenues, as compared with $407.3 million, or 93.9% of healthcare revenues, in the prior year. Total Healthcare Expenses for the fourth quarter of 2003 were $147.8 million, or 92.7% of Total Revenues, as compared with $133.2 million, or 93.6% of Total Revenues, in the prior year quarter. For the year ended December 31, 2003, Total Healthcare Expenses were $541.9 million, or 93.4% of Total Revenues, as compared with $525.3 million, or 93.8% of Total Revenues, in the prior year.
    Gross margin for the fourth quarter of 2003 was $13.1 million, or 8.3% of healthcare revenues, as compared with $6.7 million, or 5.7% of healthcare revenues, in the prior year quarter. Gross margin for the year ended December 31, 2003, was $38.7 million, or 7.0% of healthcare revenues, as compared with $29.8 million, or 6.9% of healthcare revenues in the prior year. Included in the prior year gross margin was the positive impact of a reduction in the Company's loss contract reserve of $3.3 million recorded in the second quarter. Total Gross Margin for the fourth quarter of 2003 was $11.6 million, or 7.3% of Total Revenues, as compared with $9.1 million, or 6.4% of Total Revenues, in the prior year quarter. For the year ended December 31, 2003, Total Gross Margin was $38.3 million, or 6.6% of Total Revenues, as compared with $34.7 million, or 6.2% of Total Revenues, in the prior year.
    Selling, general and administrative expenses for the fourth quarter of 2003 were $4.2 million, or 2.7% of healthcare revenues, as compared with $3.5 million, or 2.9% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2003, were $14.9 million, or 2.7% of healthcare revenues, as compared with $14.4 million, or 3.4% of healthcare revenues, in the prior year. Selling, general and administrative expenses as a percentage of Total Revenues for the fourth quarter were 2.6%, as compared with 2.4% in the prior year quarter. For the year ended December 31, 2003, selling, general and administrative expenses were 2.6% of Total Revenues, consistent with the prior year.
    Adjusted EBITDA for the fourth quarter of 2003 was $7.5 million, an increase of 32.7%, as compared with $5.6 million in the prior year quarter. For the year ended December 31, 2003, Adjusted EBITDA was $23.4 million, an increase of 15.4%, as compared with $20.3 million in the prior year. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, charges for early retirement of debt and increases or reductions in the Company's loss contract reserve. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    Depreciation and amortization expense for the fourth quarter of 2003 was $1.0 million, as compared with $1.2 million in the prior year quarter. For the year ended December 31, 2003, depreciation and amortization expense was $4.2 million, as compared with $4.7 million in the prior year.
    Net interest expense for the fourth quarter of 2003 was $716,000, a 40.2% reduction from $1.2 million in the prior year quarter. In the prior year fourth quarter, the Company also incurred a charge for early retirement of debt of $726,000. For the year ended December 31, 2003, net interest expense was $3.7 million, a 37.1% reduction from $5.8 million in the prior year.
    Income tax expense was $183,000 in the fourth quarter of 2003, as compared with $117,000 in the prior year quarter. For the year ended December 31, 2003, income tax expense was $881,000, as compared with $331,000 in the prior year.
    Income from continuing operations for the fourth quarter of 2003 was $7.0 million, or 4.5% of healthcare revenues, as compared with a loss of $60,000 in the prior year quarter. For the year ended December 31, 2003, income from continuing operations was $15.1 million, or 2.8% of healthcare revenues, as compared with $3.7 million, or 0.8% of healthcare revenues in the prior year. The prior year results benefited from the $3.3 million reduction in the loss contract reserve recorded in the second quarter and were negatively impacted by the $726,000 charge for early retirement of debt in the fourth quarter.
    The loss from discontinued operations, net of tax for the fourth quarter of 2003 was $1.4 million, as compared with income from discontinued operations of $2.4 million in the prior year quarter. For the year ended December 31, 2003, the loss from discontinued operations, net of tax was $3.2 million, as compared with income from discontinued operations, net of tax of $8.2 million in the prior year. Schedules of the components of the income (loss) from discontinued operations for the fourth quarters and years ended December 31, 2003 and 2002 are set forth in the attached schedule.
    Net income for the fourth quarter of 2003 was $5.6 million, or $0.83 basic and $0.79 diluted per common share, as compared with net income of $2.3 million, or $0.39 basic and diluted per common share, in the prior year quarter. For the year ended December 31, 2003, net income was $11.9 million, or $1.86 basic and $1.80 diluted per common share, as compared with net income of $11.9 million, or $2.12 basic and $2.08 diluted per common share, in the prior year. The current year results reflect the positive impact of the reduction in the Company's loss contract reserve of $1.7 million recorded in the third quarter and the negative impact of the increase in the Company's loss contract reserve of $4.5 million recorded in the second quarter, both of which are recorded as a component of income (loss) from discontinued operations, net of tax on the income statement. Reflected in the prior year results was the negative impact of the charge for early retirement of debt of $726,000 recorded in the fourth quarter and the positive impact of a reduction in the Company's loss contract reserve of $3.3 million in the second quarter.
    Net cash provided by operating activities for the year ended December 31, 2003, was $22.4 million, as compared with $9.3 million in the prior year.
    Total debt decreased $20.6 million in the fourth quarter of 2003 to $3.6 million. For the year ended December 31, 2003, total debt was reduced $42.4 million. Net Debt Outstanding was $2.4 million at December 31, 2003, as compared with $15.5 million at September 30, 2003, and $36.0 million at December 31, 2002. The Company defines "Net Debt Outstanding" as total debt outstanding less cash, cash equivalents and restricted cash.
    Consistent with guidance in the Financial Accounting Standards Board Emerging Issues Task Force Consensus 95-22, "Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Agreement," the Company has classified its revolving credit facility balance outstanding at December 31, 2003, of $365,000 as a current liability. The classification of the revolving credit facility as a current liability is entirely the result of a combination of a typical material adverse effect acceleration clause in the loan agreement and the existence of a mandatory lock-box agreement. The revolving credit facility has a final expiration date of October 31, 2005.
    Total stockholders' equity was $39.0 million at December 31, 2003, an increase of $24.7 million from $14.3 million at December 31, 2002. The increase was primarily a combination of net income and proceeds from option exercises for the year ended December 31, 2003.

    Florida Attorney General Investigation

    As previously announced on January 29, 2004, the Company is in discussions with the Florida Attorney General's office related to allegations, first raised in connection with an investigation of EMSA Correctional Services (EMSA) in 1997, that the Company may have played an indirect role in the improper billing of Medicaid by independent providers treating incarcerated patients. The Company acquired EMSA in 1999. EMSA was a party to several contracts to provide healthcare to inmates at Florida correctional facilities. Typically, in those contracts, which were approved by government lawyers, the clients required EMSA to seek all available third party reimbursement for medical services provided to inmates, specifically including Medicaid. It was the implementation of these contract requirements that the Florida Attorney General's office now alleges was improper. Prior to the acquisition, all EMSA contracts were reviewed by the Company's attorneys and assurances were received from the seller that the 1997 investigation had terminated without result. EMSA personnel were assimilated and EMSA operations were integrated with Prison Health Services, Inc., an operating subsidiary of the Company, after the acquisition.
    As part of these ongoing discussions, the Company requested the medical claims data from the Florida Attorney General's office that formed the basis for such allegations. This data identifies approximately $3.25 million of Medicaid payments to independent providers from December 1998 through 2003. The Company is currently in the process of reviewing the data and comparing it with its own and other publicly-available records to determine the best course of action to resolve this matter. Subject to further analysis of the data by the Company and the Florida Attorney General's office, the total value of the Medicaid payments in question to independent providers may be more or less than $3.25 million. If a settlement of this matter becomes indicated, the Company cannot assume that the amount of a settlement would be more or less than $3.25 million. In addition to restitution of amounts ultimately identified as the responsibility of the Company, some portion or all of such Medicaid payments may be subject to additional fines and penalties. The Company will continue to cooperate with the Florida Attorney General's office to seek a prompt, appropriate resolution. Given the uncertain financial resolution of this matter, no contingent liability has been accrued at this time.
    The Company regards this as a serious matter. The Company's policy has always been to conduct operations in full compliance with all applicable laws and regulations. The Company's business model does not involve Medicaid, and neither the Company nor its subsidiaries has ever billed Medicaid for reimbursement. This matter does not involve and will not affect our ability or commitment to continue providing quality healthcare to our patients.

    2004 Guidance

    The Company today reaffirmed its previous guidance for 2004 full-year results. Consistent with past practice, the Company's guidance only reflects contracts currently in operation and does not factor in any potential new business. The Company currently expects Total Revenues of approximately $650 million in 2004. Pre-tax income from continuing and discontinued operations is expected to be approximately $22.5 million in 2004, excluding any potential impact related to the Florida Attorney General's office investigation discussed above. Depreciation, amortization and interest expense is expected to be approximately $6.1 million in 2004. The Company expects fully diluted shares outstanding to be approximately 7.35 million in 2004.

    A listen-only simulcast and replay of America Service Group's fourth quarter and year-end conference call and a copy of the press release containing the related financial information will be available online at www.asgr.com or www.fulldisclosure.com on February 24, 2004, beginning at 11:00 a.m. Eastern time.

    America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

    This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
    The most directly comparable GAAP measures for the guidance provided by the Company is Healthcare Revenue, Income from Continuing Operations Before Tax, Depreciation and Amortization, and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure is not accessible on a forward-looking basis.
    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the impact related to the Florida Attorney General's office investigation; the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.



                      AMERICA SERVICE GROUP INC.
                    CONSOLIDATED INCOME STATEMENTS
                 (In thousands, except per share data)

                                           Three Months Ended
                                    ----------------------------------
                                    Dec. 31,   % of  Dec. 31,   % of
                                      2003   Revenue   2002   Revenue
                                    -------- -------  -------- -------
Healthcare revenues                 $157,639   100.0 $117,313   100.0
Healthcare expenses                  144,554    91.7  110,645    94.3
                                    -------- ------- -------- -------
  Gross margin                        13,085     8.3    6,668     5.7
Selling, general and
 administrative expenses               4,185     2.7    3,453     2.9
Depreciation and amortization            978     0.6    1,234     1.1
                                    -------- ------- -------- -------
  Income from operations               7,922     5.0    1,981     1.7
Interest, net                            716     0.4    1,198     1.0
Charge for early
 retirement of debt                     --       --       726     0.6
                                    -------- ------- -------- -------
  Income before income
   tax provision                       7,206     4.6       57     0.1
Income tax provision                     183     0.1      117     0.1
                                    -------- ------- -------- -------
 Income (loss) from
  continuing operations                7,023     4.5      (60)    --
Income (loss) from discontinued
 operations, net of tax               (1,449)   (1.0)   2,389     2.0
                                    -------- ------- -------- -------
  Net income                          $5,574     3.5   $2,329     2.0
                                    ======== ======= ======== =======

Income per common share - basic:
 Income (loss) from
  continuing operations                $1.04           $(0.01)
 Income (loss) from discontinued
  operations, net of tax               (0.21)            0.40
                                    --------         --------
    Net income                         $0.83            $0.39
                                    ========         =========

Income per common share - diluted:
 Income (loss) from
  continuing operations                $1.00           $(0.01)
 Income (loss) from discontinued
  operations, net of tax               (0.21)            0.40
                                    --------         --------
   Net income                          $0.79            $0.39
                                    ========         ========

Weighted average shares outstanding:
  Basic                                 6,728            5,968
                                    =========        =========
  Diluted                               7,037            5,968
                                    =========        =========


                      AMERICA SERVICE GROUP INC.
                    CONSOLIDATED INCOME STATEMENTS
                 (In thousands, except per share data)

                                                Year Ended
                                    ---------------------------------
                                    Dec. 31,   % of  Dec. 31,   % of
                                      2003   Revenue   2002   Revenue
                                    -------- ------- -------- -------
Healthcare revenues                 $549,257   100.0 $433,781   100.0
Healthcare expenses                  510,548    93.0  407,340    93.9
Reduction in loss contract reserve      --       --     3,320     0.8
                                    -------- ------- -------- -------
  Gross margin                        38,709     7.0   29,761     6.9
Selling, general and
 administrative expenses              14,879     2.7   14,411     3.4
Depreciation and amortization          4,171     0.7    4,725     1.1
                                    -------- ------- -------- -------
  Income from operations              19,659     3.6   10,625     2.4
Interest, net                          3,663     0.7    5,825     1.3
Charge for early retirement of debt     --       --      726     0.2
                                    -------- ------- -------- -------
  Income before income
   tax provision                      15,996     2.9    4,074     0.9
Income tax provision                     881     0.1      331     0.1
                                    -------- ------- -------- -------
  Income from continuing operations 15,115 2.8 3,743 0.8 Income (loss) from discontinued
 operations, net of tax               (3,240)   (0.6)   8,158     1.9
                                    -------- ------- -------- -------
  Net income                         $11,875     2.2  $11,901     2.7
                                    ======== ======= ======== =======

Income per common share - basic:
 Income from continuing operations     $2.36           $0.67
 Income (loss) from discontinued
  operations, net of tax               (0.50)           1.45
                                    --------         --------
  Net income                           $1.86           $2.12
                                    ========         ========

Income per common share - diluted:
 Income from continuing operations     $2.29           $0.65
 Income (loss) from discontinued
  operations, net of tax               (0.49)           1.43
                                    --------         --------
  Net income                           $1.80           $2.08
                                    ========         ========

Weighted average shares outstanding:
  Basic                                6,398           5,603
                                    ========         ========
  Diluted                              6,604           5,718
                                    ========         ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   Dec. 31,  Dec. 31,
                                                     2003      2002
                                                   --------  --------
                                ASSETS

Current assets:
 Cash and cash equivalents                           $1,157    $3,770
 Restricted cash                                       --       6,250
 Accounts receivable, healthcare
  and other less allowances                          61,236    72,477
 Inventories                                          6,640     6,390
 Prepaid expenses and other current assets           12,104    13,100
                                                   --------  --------
Total current assets                                 81,137   101,987
Property and equipment, net                           4,619     6,240
Goodwill, net                                        43,896    43,896
Contracts, net                                       10,421    12,048
Other intangibles, net                                1,283     1,483
Other assets                                         17,067    10,394
                                                   --------  --------
Total assets                                       $158,423  $176,048
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                   $32,059   $40,892
 Medical claims liability                            20,068    13,697
 Accrued expenses                                    38,581    33,482
 Deferred revenue                                     7,962     6,203
 Current portion of loss contract reserve               322     3,306
 Current portion of long-term debt                    1,667     1,667
 Revolving credit facility classified
  as current per EITF 95-22                             365    41,135
                                                   --------  --------
Total current liabilities                           101,024   140,382
Noncurrent portion of accounts payable
 and accrued expenses                                16,513    12,466
Noncurrent portion of loss contract reserve             402     5,681
Long-term debt, net of current portion                1,527     3,194
                                                   --------  --------
Total liabilities                                   119,466   161,723
Stockholders' equity:
 Common stock                                            70        61
 Additional paid-in capital                          48,116    36,561
 Stockholders' notes receivable                         (48)   (1,241)
 Accumulated deficit                                 (9,181)  (21,056)
                                                   --------  --------
Total stockholders' equity                           38,957    14,325
                                                   --------  --------
Total liabilities and stockholders' equity         $158,423  $176,048
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                       Year Ended
                                                         Dec. 31,
                                                   ------------------
                                                    2003       2002
                                                   --------  --------
Operating Activities
Net income                                          $11,875   $11,901
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                       4,201     4,813
  Loss on retirement of fixed assets                    179      --
  Finance cost amortization                             566     1,010
  Charge for early retirement of debt                  --         726
  Increase in loss contract reserve                   4,500      --
  Reduction in loss contract reserve                 (1,714)   (3,320)
  Interest on stockholders' notes receivable            (59)      (77)
  Other comprehensive income charged
   to interest expense                                 --         645
  Changes in operating assets and liabilities:
   Accounts receivable, healthcare and other         11,241    (8,014)
   Inventories                                         (437)    1,356
   Prepaid expenses and other current assets            996    (4,029)
   Other assets                                      (7,240)   (9,249)
   Accounts payable                                 (12,790)    9,733
   Medical claims liability                           6,371    (1,541)
   Accrued expenses                                   7,471     9,308
   Deferred revenue                                   1,759     2,042
   Loss contract reserve                             (4,549)   (6,011)
                                                   --------  --------
  Net cash provided by operating activities          22,370     9,293
                                                   --------  --------

Investing Activities
Capital expenditures                                 (1,612)   (1,246)
                                                   --------  --------
  Net cash used in investing activities              (1,612)   (1,246)
                                                   --------  --------

Financing Activities
Net payments on line of credit and term loan        (42,437)  (12,104)
Decrease (increase) in restricted cash                6,250    (6,250)
Payment of deferred financing costs                    --      (1,626)
Proceeds from stockholder notes receivable            1,252       219
Issuance of common stock                                205     3,990
Exercise of stock options                            11,359     1,112
                                                   --------  --------
  Net cash used in financing activities             (23,371)  (14,659)
                                                   --------  --------

Net decrease in cash and cash equivalents            (2,613)   (6,612)
Cash and cash equivalents at beginning of period      3,770    10,382
                                                   --------  --------
Cash and cash equivalents at end of period           $1,157    $3,770
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
  SCHEDULE OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX
                            (In thousands)


                                            Three Months Ended
                                    ---------------------------------
                                    Dec. 31,   % of  Dec. 31,   % of
                                      2003   Revenue   2002   Revenue
                                    -------- ------- -------- -------
Healthcare revenues                   $1,842   100.0  $24,933   100.0
Healthcare expenses                    3,284   178.3   22,526    90.3
                                    -------- ------- -------- -------
 Gross margin                         (1,442)  (78.3)   2,407     9.7
Depreciation and amortization              1    --          6   --
                                    -------- ------- -------- -------
 Income (loss) from
  discontinued operations before tax  (1,443)  (78.3)   2,401     9.7
Income tax provision                       6     0.4       12     0.1
                                    -------- ------- -------- -------
Income (loss) from discontinued
 operations, net of tax              $(1,449)  (78.7)  $2,389     9.6
                                    ======== ======= ======== =======

                                               Year Ended
                                    ---------------------------------
                                    Dec. 31,   % of  Dec. 31,  % of
                                     2003    Revenue   2002    Revenue
                                    -------- ------- -------- -------
Healthcare revenues                  $30,928   100.0 $126,200   100.0
Healthcare expenses                   31,325   101.3  117,920    93.4
Reduction in loss contract reserve     1,714     5.5     --       --
Increase in loss contract reserve      4,500    14.5     --       --
                                    -------- ------- -------- -------
 Gross margin                         (3,183)  (10.3)   8,280     6.6
Depreciation and amortization             30     0.1       88     0.1
                                    -------- ------- -------- -------
 Income (loss) from discontinued
  operations before tax               (3,213)  (10.4)   8,192     6.5
Income tax provision                      27     0.1       34     --
                                    -------- ------- -------- -------
Income (loss) from discontinued
 operations, net of tax              $(3,240)  (10.5)  $8,158     6.5
                                    ======== ======= ======== =======


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)


This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

Adjusted EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, charges for early retirement of debt and increases or reductions in the Company's loss contract reserve. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, bankers and analysts. The Company's management, bankers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance.

Adjusted EBITDA is utilized by management, bankers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry. The Company has recorded significant adjustments to its reserve for loss contracts during the years ended December 31, 2003 and December 31, 2002 and it is possible that such charges could occur in future periods. The amounts recognized for these adjustments can vary significantly from period to period and complicate quarterly operational comparisons of the Company's results of operations and comparisons with other healthcare companies.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


            RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003       2002
                                                   --------  --------
Net income                                           $5,574    $2,329
Depreciation and taxes included in income
 from discontinued operations                             7        18
Income tax provision                                    183       117
Interest, net                                           716     1,198
Charge for early retirement of debt                    --         726
Depreciation and amortization                           978     1,234
                                                   --------  --------
Adjusted EBITDA                                      $7,458    $5,622
                                                   ========  ========

                                                       Year Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003      2002
                                                   --------  --------
Net income                                          $11,875   $11,901
Depreciation and taxes included in
 income from discontinued operations                     57       122
Increase in loss contract reserve included
 in income from discontinued operations               4,500      --
Reduction in loss contract reserve included
 in income from discontinued operations              (1,714)     --
Income tax provision                                    881       331
Interest, net                                         3,663     5,825
Charge for early retirement of debt                   --          726
Depreciation and amortization                         4,171     4,725
Reduction in loss contract reserve                    --       (3,320)
                                                   --------  --------
Adjusted EBITDA                                    $23,433    $20,310
                                                   ========  ========


NET DEBT OUTSTANDING

The Company defines Net Debt Outstanding as total debt outstanding less cash, cash equivalents and restricted cash. The Company believes that Net Debt Outstanding provides useful information regarding the Company's indebtedness and is useful to investors to assist them in analyzing liquidity. The Company uses Net Debt Outstanding as well as other financial measures in connection with its decision-making activities. Net Debt Outstanding should not be considered in isolation or as a substitute for financial information provided in the Company's consolidated balance sheet and statement of cash flows calculated in accordance with GAAP. The Company's method for calculating Net Debt Outstanding may not be comparable to methods used by other companies.


                  CALCULATION OF NET DEBT OUTSTANDING

                                         Dec. 31, Sept. 30,  Dec. 31,
                                           2003      2003       2002
                                         --------  --------  --------
Current portion of long-term debt          $1,667    $1,667    $1,667
Revolving credit facility                     365    20,580    41,135
Long-term debt, net of current portion      1,527     1,944     3,194
Cash and cash equivalents                  (1,157)   (8,714)   (3,770)
Restricted cash                                --        --    (6,250)
                                         --------  --------  --------
Net Debt Outstanding                       $2,402   $15,477   $35,976
                                         ========  ========  ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts.


        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        Dec. 31,
                                                    -----------------
                                                     2003      2002
                                                   --------  --------
Healthcare revenues                                $157,639  $117,313
Healthcare revenues included in
 income (loss) from discontinued operations           1,842    24,933
                                                   --------  --------
Total Revenues                                     $159,481  $142,246
                                                   ========  ========

                                                      Year Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003       2002
                                                   --------  --------
Healthcare revenues                                $549,257  $433,781
Healthcare revenues included in income (loss)
 from discontinued operations                        30,928   126,200
                                                   --------  --------
Total Revenues                                     $580,185  $559,981
                                                   ========  ========


  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003      2002
                                                   --------  --------
Healthcare expenses                                $144,554  $110,645
Healthcare expenses included in income (loss)
 from discontinued operations                         3,284    22,526
                                                   --------  --------
Total Healthcare Expenses                          $147,838  $133,171
                                                   ========  ========

                                                       Year Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003       2002
                                                   --------  --------
Healthcare expenses                                $510,548  $407,340
Healthcare expenses included in income (loss)
 from discontinued operations                        31,325   117,920
                                                   --------  --------
Total Healthcare Expenses                          $541,873  $525,260
                                                   ========  ========


         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003       2002
                                                   --------  --------
Gross margin                                        $13,085    $6,668
Gross margin included in income (loss)
 from discontinued operations                       (1,442)     2,407
                                                   --------  --------
Total Gross Margin                                  $11,643    $9,075
                                                   ========  ========

                                                       Year Ended
                                                        Dec. 31,
                                                   ------------------
                                                     2003       2002
                                                   --------  --------
Gross margin                                        $38,709   $29,761
Gross margin included in income (loss)
 from discontinued operations                       (3,183)     8,280
Increase in loss contract reserve included
 in income (loss) from discontinued operations        4,500        --
Reduction in loss contract reserve included
 in income (loss) from discontinued operations       (1,714)       --
Reduction in loss contract reserve                       --    (3,320)
                                                   --------  --------
Total Gross Margin                                  $38,312   $34,721
                                                   ========  ========



    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano or Michael W. Taylor, 615-373-3100 www.asgr.com